                                                                     EXHIBIT 4.1

                               AMENDMENT  NO.  8


      THIS AMENDMENT NO. 8 (this "Amendment"), dated as of September 9, 1996, among United States Can Company, a Delaware corporation (the "Borrower"), the various financial institutions that are or may become parties to the Credit Agreement described hereinbelow (individually, a "Lender" and collectively, the "Lenders") and Bank of America Illinois, an Illinois banking corporation, as agent for the Lenders (in such capacity, the "Agent"), is made pursuant to
Section 9.1 of that certain Credit Agreement, dated as of April 29, 1994 (as amended or modified and in effect on the date hereof, the "Existing Credit Agreement" and, as amended or otherwise modified in this Amendment, the "Amended Credit Agreement"; capitalized terms used but not defined herein having the same respective meanings as in the Amended Credit Agreement), among the Borrower, the Lenders and the Agent.

                                  WITNESSETH:

      WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in the manner hereinafter appearing; and, subject to the terms and conditions set forth herein, the Lenders have agreed to so amend the Existing Credit Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE 1. - AMENDMENTS

      1.1. Section 2.8.1(e) of the Existing Credit Agreement is hereby amended by inserting the phrase "the Parent," immediately before the phrase "the Borrower" in the first line thereof.

      1.2. Section 2.22(c)(iv) of the Existing Credit Agreement is hereby amended by deleting the last word "and" therefrom.

      1.3. Section 2.22(c)(v) of the Existing Credit Agreement is hereby amended by deleting the final period and substituting the phrase "; and" in lieu thereof.

      1.4. The following new clause (vi) is hereby added to Section 2.22(c) of the Existing Credit Agreement:


      (vi) (A) guaranties by any or all of the European Subsidiaries of the Obligations as the Majority Lenders may request in their sole discretion, (B) such documents as the Majority Lenders may request in their sole discretion to evidence and perfect security interests in the stock and assets of any or all of the European Subsidiaries or stock of Subsidiaries other than the European Subsidiaries and assets having a substantially equivalent fair market value to the stock and assets of such European

           Subsidiaries (the "European Collateral Documents"), and (C) the Borrower and each applicable Subsidiary have taken all other steps reasonably requested to grant to the Agent, for the benefit of the Secured Parties, a first priority Lien in the collateral described in the European Collateral Documents, subject to no Liens whatsoever except for Liens permitted under the European Collateral Documents.

      1.5. Section 4.4(c) of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately before the final period thereof:

      "; provided that none of the foregoing in this clause (c) shall apply with respect to the Acquisition of any Acquisition Target that is a European Acquisition Target if the Borrower has made or caused to be made the necessary filings (which shall not be withdrawn) with appropriate governmental authorities within forty-five (45) days of the consummation of such Acquisition such that the assets of such European Acquisition Target will be owned (either directly or indirectly) by U.S.C. Europe N.V."

      1.6. Section 6.2(b)(i) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

           (i) Investments by the Borrower in any of its Subsidiaries (A) owned on the date hereof, (B) acquired as permitted by Section 6.2(a) or
      (C) that are European Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, in the form of contributions to capital or loans or advances; provided that any Investments in the European Subsidiaries or any Subsidiaries thereof shall either (X) be in the form of equity contributions permitted by Section 6.2(n) or (Y) if not included in clause (X), not exceed $10,000,000 in the aggregate at any one time outstanding; and provided further, that no Investment permitted by this paragraph shall be made at any time that a Default or Event of Default shall have occurred and is continuing or would result therefrom;

      1.7. Section 6.2(c)(v) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

           (v) the Borrower may refinance the Subordinated Notes with the proceeds of any Approved Parent Debt; and

      1.8. Section 6.2(c) of the Existing Credit Agreement is hereby amended by inserting the following clause (vi) immediately before the phrase "provided that no Default" in the third to last line thereof:

           (vi) the Borrower may declare and simultaneously make Debt Service Dividends;

      1.9. Section 6.2(f) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:





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


           (f) Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable, whether directly or indirectly, with respect to any Guaranty, except that the Borrower may incur unsecured Guaranties (I) of the obligations of the Parent under any Approved Parent Debt, (II) for the benefit of any supplier or vendor to the European Subsidiaries to secure obligations incurred in the ordinary course of business by the European Subsidiaries, and (III) unless otherwise permitted in clauses (I) or (II), (i) for the benefit of the Borrower or any Subsidiary if the primary obligation is permitted by this Agreement, (ii) for the benefit of the Parent or any wholly-owned subsidiary of the Parent, and (iii) for the benefit of any supplier or vendor to the Borrower or its Subsidiaries to secure obligations incurred in the ordinary course of business by the Borrower or its Subsidiaries (provided that the aggregate amount of such Guaranties described in clause (iii) outstanding at any time shall not exceed $5,000,000); provided that (x) each Guaranty permitted under clauses (I) or (III) is limited in amount to a stated maximum dollar liability, (y) each Guaranty permitted under clause (II) is limited in amount to the aggregate purchase price of goods purchased by the applicable European Subsidiary from such supplier or vendor, and (z) after the incurrence of each such Guaranty, there would exist no Default or Event of Default. Notwithstanding anything in the foregoing sentence to the contrary, the Guaranties permitted under clauses (III)(i), (ii) and (iii) above shall in all cases be limited in amount to a stated maximum dollar liability of $10,000,000 in the aggregate for the Borrower and the Subsidiaries at any one time.

      1.10. Section 6.2(i) of the Existing Credit Agreement is hereby amended by deleting the proviso immediately after the words "twelve consecutive months" in the seventh line thereof and substituting the following phrase in lieu thereof:

      "; provided that the Borrower may refinance the Subordinated Notes with the proceeds of any Approved Parent Debt"

      1.11. Section 6.2(n) of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately before the final period thereto:

      "; provided that the Borrower may make equity contributions of (i) the assets or stock of an Acquisition Target, (ii) the proceeds of an Acquisition Loan for the purpose of making an Acquisition, (iii) the European Subsidiaries to U.S.C. Europe N.V., and (iv) $1,200,000 to U.S.C. France Holding, S.A.S., provided that such amount is dividended to the Borrower within sixty (60) days of such equity contribution.

      1.12. Section 6.2 of the Existing Credit Agreement is hereby amended by adding the following clause (r) thereto:

           (r) U.S.C. Europe N.V. So long as any Obligations with respect to Acquisition Loans shall remain outstanding, the Borrower shall not permit its Subsidiary, U.S.C. Europe N.V., to (i) own any assets other than the capital stock of (A) European Subsidiaries or (B) upon prior written notice to the Agent, any other Subsidiary incorporated under the laws of a jurisdiction other than the United States of America or any political subdivision thereof, (ii) make any expenditures other than such minimal expenditures necessary to maintain its separate corporate existence and good standing in the Netherlands Antilles, (iii) create, incur,





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

      assume or otherwise become liable with respect to any Debt, (iv) have any employees or engage in any trade or business, (v) merge or consolidate with any other Person, (vi) sell or otherwise transfer any of its assets or (vii) create, incur, assume or permit to exist any Lien on any of its assets.

      1.13. The definition of "Current Ratio" in Schedule I of the Existing Credit Agreement is hereby amended by adding the following sentence to the end thereof:

      "Current Ratio", when used with respect to the Borrower, shall include any current liabilities of the Parent with respect to any Approved Parent Debt to the extent that the proceeds of such Approved Parent Debt are not irrevocably deposited in a trust or similar escrow account until the Subordinated Notes are callable on January 15, 1997.

      1.14. The definition of "Net Securities Proceeds" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

           "Net Securities Proceeds" means the net cash proceeds (i.e., gross cash proceeds minus reasonable and customary underwriting commissions, legal, accounting or other usual professional fees and taxes) received by the Parent, the Borrower or any Subsidiary from any sale or issuance of any debt or equity securities; provided that "Net Securities Proceeds" shall not include the proceeds of any Approved Parent Debt applied to the prepayment of the Subordinated Notes (or irrevocably deposited in a trust or similar escrow account for such purpose until the Subordinated Notes are callable on January 15, 1997) and any related prepayment premiums required by the terms of the Subordinated Notes.

      1.15. The definition of "Net Worth" in Schedule I of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately before the final period thereof:

      "; provided, that for the purposes of calculating the consolidated Net Worth of the Borrower under Section 6.3(f), Net Worth shall not include any equity contributions made by the Parent to the Borrower which constitute proceeds of any Approved Parent Debt"

      1.16. The definition of "Required Debt Amortization" in Schedule I of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately before the final period thereof:

      "; provided that for the purposes of this definition, any payments of Debt Service Dividends shall be treated as if the Borrower had incurred the Approved Parent Debt and was making payments in an amount equal to such Debt Service Dividends thereon"

      1.17. The definition of "Subordinated Debt" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:





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


           "Subordinated Debt" means both (i) any Guaranties by the Borrower of the obligations of the Parent under any Approved Parent Debt and (ii) unsecured indebtedness of the Borrower, which in each case is subordinated in right of payment to the Obligations and which contains terms and conditions which are acceptable to the Agent and the Majority Lenders in their reasonable discretion (including terms and conditions with respect to amounts, maturities, covenants, defaults, remedies and subordination); such definition to include the Subordinated Notes.

      1.18.      The last sentence of the definition of "Total Funded Debt" in
Schedule I of the Existing Credit Agreement is hereby amended by adding the following phrase immediately before the final period thereof:

      "; provided that such Total Funded Debt shall not include any Guaranties by the Borrower of the obligations of the Parent under any Approved Parent Debt to the extent that the proceeds of such Approved Parent Debt are irrevocably deposited in a trust or similar escrow account until the Subordinated Notes are callable on January 15, 1997"

      1.19. Schedule I of the Existing Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

           "Approved Parent Debt" means any Debt issued by the Parent, the proceeds of which are applied to (a) the prepayment of the Subordinated Notes (or irrevocably deposited in a trust or similar escrow account for such purpose until the Subordinated Notes are callable on January 15,
      1997), (b) any related prepayment premiums required by the terms of the Subordinated Notes or (c) the prepayment of first, the Acquisition Loans, and second, the Revolving Loans; provided that the terms and conditions of any such Approved Parent Debt are as follows: (v) the principal amortization is not shorter, (w) the interest rate is not greater, (x) the covenants are not more restrictive, (y) the subordination provisions are not less protective of senior debt of the Borrower and (z) the terms and conditions are otherwise no less favorable to the Parent and the Borrower than the terms and conditions of the Subordinated Notes.

           "Debt Service Dividends" means cash dividends declared and made by the Borrower to the Parent in such amounts and to the extent necessary to allow the Parent to make any regularly scheduled payment of principal or interest in respect of any Approved Parent Debt if and to the extent that such payment is not prohibited at such time by the subordination provisions or other applicable terms of such Approved Parent Debt or any instrument governing such Approved Parent Debt.

           "European Acquisition Target" means an Acquisition Target listed on
      Schedule V.

           "European Collateral Documents" has the meaning specified in Section 2.22(c)(vi).

           "European Subsidiary" means a Subsidiary of the Borrower listed on
      Schedule VI.

      1.20. The Existing Credit Agreement is hereby amended by adding to the end thereof a new Schedule V in the form of Schedule V hereto.

      1.21. The Existing Credit Agreement is hereby amended by adding to the end thereof a new Schedule VI in the form of Schedule VI hereto.

                            ARTICLE 2. - CONDITIONS

         2.1. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") that the Agent shall have received each of the following, in form and substance satisfactory to it:

                 (a) counterparts hereof executed by the Borrower and the Lenders;

                 (b) a certificate, dated as of the Amendment Effective Date, of the Secretary or Assistant Secretary of the Borrower as to resolutions of its Board of Directors then in full force and effect authorizing the execution and delivery of this Amendment and the incumbency and signatures of its officers signing this Amendment;

                 (c) a certificate, dated as of the Amendment Effective Date, of an authorized officer of the Borrower as to (i) no Default or Event of Default as of the Amendment Effective Date after giving effect to this Amendment, (ii) the correctness of the representations and warranties contained in the Loan Documents in all material respects as of the Amendment Effective Date after giving effect to this Amendment, (iii) no amendments or other modifications to the Borrower's Certificate of Incorporation and By-Laws having occurred since the date that the certified copies of such documents were delivered by the Borrower pursuant to Sections 4.1(b) and 4.1(c) of the Existing Credit Agreement, respectively, and (iv) the satisfaction of each of the conditions precedent contained in this Article II;

                 (d) evidence that the Borrower shall have pledged sixty-five percent (65%) of the outstanding capital stock of U.S.C. Europe N.V. to the Agent, for the benefit of the Secured Parties, pursuant to an amendment to the Pledge Agreement; and

                 (e) an opinion of counsel for the Borrower as to this Amendment and the transactions contemplated hereby, in form and substance satisfactory to the Agent.

         2.2. The Agent agrees to notify the Borrower and the Lenders of such Amendment Effective Date promptly after such Amendment Effective Date occurs.

                              ARTICLE 3. - GENERAL

         3.1. To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders that: (a) the warranties contained in the Loan Documents, as amended by the Amendment, are





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

true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (b) after giving effect to this Amendment, no Event of Default or Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower, and the Amended Credit Agreement and each of the other Loan Documents are the legal, valid and binding obligations of the applicable Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; (d) no consent, approval, authorization, order, registration or qualification with any Governmental Authority or securities exchange is required for, and in the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Amended Credit Agreement or any other Loan Document to which it is a party; and (e) the Agent has a first priority lien in the Collateral subject to no other liens, claims or encumbrances whatsoever other than the "Permitted Liens" (as defined in the Additional Security Agreement).

         3.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         3.3. Except as specifically provided above, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Existing Credit Agreement or any of the other Loan Documents, nor constitute a waiver or modification of any provision of any of the other Loan Documents, and the Obligations shall continue to be secured in all respects by the Collateral.

         3.4. On and after the Amendment Effective Date, each reference in the Existing Credit Agreement and related documents to "Credit Agreement," "this Agreement" or words of like import, shall, unless the context otherwise requires, be deemed to refer to the Amended Credit Agreement.

         3.5. The Borrower agrees to pay on demand all reasonable costs and expenses incurred at any time by the Agent (including the reasonable attorney fees and expenses for the Agent, including the allocated cost of internal counsel) in connection with the preparation, negotiation, execution and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

         3.6. This Amendment shall be binding upon the Borrower, the Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders and their respective successors and assigns as provided in the Amended Credit Agreement.


                               *   *   *   *   *





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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              UNITED STATES CAN COMPANY



                              By:         /s/ Peter J. Andres
                                        --------------------------------------
                              Name:       Peter J. Andres
                                        -------------------------------------
                              Title:      Vice President
                                        --------------------------------------


                              BANK OF AMERICA ILLINOIS, as Agent



                              By:         /s/ David L. Graham
                                        ------------------------------------
                              Name:       David L. Graham
                                        ------------------------------------
                              Title:      Vice President
                                        -------------------------------------


                              BANK OF AMERICA ILLINOIS, individually



                              By:         /s/ Tracy J. Alfery
                                        -------------------------------------
                              Name:       Tracy J. Alfery
                                        -------------------------------------
                              Title:      Vice President
                                        -------------------------------------


                              THE FIRST NATIONAL BANK OF CHICAGO



                              By:         /s/ Cory M. Helfand
                                        ------------------------------------
                              Name:       Cory M. Helfand
                                        ------------------------------------
                              Title:      Vice President
                                        -------------------------------------

                              HARRIS TRUST AND SAVINGS BANK



                              By:         /s/ Ronald L. Dellartino
                                        --------------------------------------
                              Name:       Ronald L. Dellartino
                                        -------------------------------------
                              Title:      Vice President
                                        -------------------------------------


                              FLEET NATIONAL BANK



                              By:         /s/ Stephen P. Kanarian
                                        ------------------------------------
                              Name:       Stephen P. Kanarian
                                        ------------------------------------
                              Title:      V.P.
                                        --------------------------------------


                              BANK OF SCOTLAND



                              By:         /s/ Catherine M. Oniffrey
                                        -------------------------------------
                              Name:       Catherine M. Oniffrey
                                        ------------------------------------
                              Title:      Vice President
                                        -------------------------------------


                              THE NORTHERN TRUST COMPANY



                              By:         /s/ Arthur J. Fogel
                                        --------------------------------------
                              Name:       Arthur J. Fogel
                                        -------------------------------------
                              Title:      Vice President
                                        -------------------------------------

                              SOCIETE GENERALE



                              By:         /s/ Joseph A. Philbin
                                        --------------------------------------
                              Name:       Joseph A. Philbin
                                        -------------------------------------
                              Title:      Vice President
                                        --------------------------------------





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

                                   SCHEDULE V

                          EUROPEAN ACQUISITION TARGETS


Name                                                       Jurisdiction
----                                                       ------------

CarnaudMetalbox Aerosols S.A.                                France

CMB Aerosoldosen Deutschland GmbH                            Germany

CMB Aerosoles S.A.                                            Spain

                                  SCHEDULE VI

                             EUROPEAN SUBSIDIARIES



Name                                                     Jurisdiction
----                                                     ------------

U.S.C. Europe N.V.                                  Netherlands Antilles

Thuvine Duiven B.V.                                      Netherlands

U.S.C. Holding U.K. Ltd.                                   England

U.K. Can Ltd.                                              England

U.S.C. Europe U.K. Ltd.                                    England

U.S.C. Europe Italia, S.r.l.                                Italy

U.S.C. France Holding, S.A.S.                              France

CarnaudMetalbox Aerosols S.A.
(to be known as U.S.C. Aerosols France, S.A.S.)            France

Can Beteiligungs GmbH                                      Germany

Can Verwaltungs GmbH                                       Germany

U.S.C. Aerosoldosen Deutschland GmbH & Co. KG              Germany

U.S. Can Espana Holding SCpA                                Spain

CMB Aerosoles S.A.
(to be known as U.S.C. Europe Espana SCpA)                  Spain